UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 31, 2008 (July 29, 2008)
AUTOZONE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	1-10714	62-1482048

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation	Number)	Identification No.)

123 South Front Street
Memphis, Tennessee	38103

(Address of Principal Executive Offices)	(Zip Code)
(901) 495-6500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On July 29, 2008, AutoZone, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), between the Company and Banc of America Securities LLC, as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”), whereby the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, $500 million aggregate principal amount of the Company’s 6.500% Senior Notes due 2014 and $250 million aggregate principal amount of the Company’s 7.125% Senior Notes due 2018 under the Company’s shelf registration statement filed with the Securities and Exchange Commission on July 29, 2008, on Form S-3 (File No. 333-152592). The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

1.1	Underwriting Agreement, dated July 29, 2008, by and between the Company and Banc of America Securities LLC, as representative of the several underwriters named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 31, 2008	AUTOZONE, INC.
	By:	/s/ William T. Giles
		Name:	William T. Giles
		Title:	Chief Financial Officer and Executive Vice President, Finance, Store Development and Information Technology

EXHIBIT INDEX

1.1	Underwriting Agreement, dated July 29, 2008, by and between the Company and Banc of America Securities LLC, as representative of the several underwriters named therein.